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                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

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                                    FORM 8-K


                                 CURRENT REPORT


                     PURSUANT TO SECTION 13 OR 15(d) of the
                         SECURITIES EXCHANGE ACT OF 1934




Date of report (Date of earliest event reported):  APRIL 26, 1999



                               FORE SYSTEMS, INC.
             (Exact Name of Registrant as Specified in its Charter)



          DELAWARE                   0-24156                25-1628117
(State or Other Jurisdiction       (Commission             (IRS Employer
      of Incorporation)           File Number)          Identification No.)



               1000 FORE DRIVE, WARRENDALE, PA              15086-7502
          (Address of Principal Executive Offices)          (Zip Code)


                                 (724) 742-4444
              (Registrant's Telephone Number, Including Area Code)


                                       N/A
          (Former Name or Former Address, if Changed Since Last Report)



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ITEM 5.  OTHER EVENTS.

                  On April 26, 1999, FORE Systems, Inc. ("FORE"), a Delaware corporation, and The General Electric Company, p.l.c., ("GEC, p.l.c."), a public limited company organized under the laws of England and Wales (not affiliated with the U.S. based corporation with a similar name), jointly announced that GEC Incorporated ("Parent"), a Delaware corporation and a wholly-owned subsidiary of GEC, p.l.c., GEC Acquisition Corp., a Delaware corporation and a wholly-owned subsidiary of Parent ("Acquisition Sub") and FORE entered into an Agreement and Plan of Merger, dated as of April 26, 1999 (the "Merger Agreement"), pursuant to which Acquisition Sub would acquire all of the outstanding shares of common stock of FORE at a price of $35.00 per share in cash (the "Offer Price"). The total consideration for the acquisition of FORE is approximately $4.5 billion. Pursuant to the terms of the Merger Agreement, it is currently anticipated that Acquisition Sub will commence a tender offer (the "Offer") for all of the outstanding shares of FORE's common stock and, following the completion of the Offer, upon the terms and subject to the conditions set forth in the Merger Agreement, will merge (the "Merger") with and into FORE, with FORE surviving the Merger and becoming a wholly-owned subsidiary of Parent. The Merger Agreement provides that FORE will pay a termination fee to Parent in the event that the Merger Agreement is terminated under certain circumstances. FORE and Acquisition Sub also entered into a stock option agreement pursuant to which FORE has granted an option to Acquisition Sub to purchase up to 19.9% of FORE's common stock at the Offer Price which shall be exercisable in most cases when the termination fee is payable and in certain other limited circumstances. Certain stockholders of FORE, owning approximately 4.2% of the outstanding shares, entered into an agreement with Parent and Acquisition Sub pursuant to which they have agreed to sell their shares to Acquisition Sub at the price per share paid by Acquisition Sub in the Offer as promptly as practicable following the expiration of the Offer, to tender their shares in the Offer if so directed and grant, in certain circumstances, to Acquisition Sub an option to purchase their shares. Consummation of the Offer is conditioned upon, among other things, the valid tender of a majority of FORE's outstanding shares of common stock on a fully-diluted basis and the expiration of the applicable waiting period under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended.



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ITEM 7.  FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS.

         (c) The following exhibit is filed with this Current Report on Form 8-K:

                99.1     Press Release dated April 26, 1999.




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                                   SIGNATURES

                  Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                    FORE Systems, Inc.


Date:  April 29, 1999               By:      /s/ Bruce E. Haney
                                             -----------------------------------
                                             Bruce E. Haney
                                             Senior Vice President and
                                                 Chief Financial Officer



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                                  EXHIBIT INDEX

                  99.1     Press Release dated April 26, 1999.